Exhibit 10.6

2007 AMENDMENT TO

THE ENPIRION, INC.

2004 STOCK OPTION PLAN

THIS 2007 AMENDMENT TO THE ENPIRION, INC. 2004 STOCK OPTION PLAN (this “Amendment”), dated as of October 31, 2007, is entered into by Enpirion, Inc., a company organized under the laws of the State of Delaware (“Company”).

WHEREAS, the Company adopted the Enpirion, Inc. 2004 Stock Option Plan (the “Plan”) to compensate the Company’s officers, employees, directors, consultants and other key persons with awards of stock options; and

WHEREAS, the Company intends to amend the Plan to increase the total number of shares of common stock of the Company that may be issued or transferred under the Plan by 2,000,000 shares, so that a total of 8,352,931 shares may be issued or transferred under the Plan.

NOW, THEREFORE, the Company hereby agrees as follows:

1.    Section 3 of the Plan shall be amended by replacing the term “6,352,931” therein with the term “8,352,931”.

2.    In all respects not amended, the Plan is hereby ratified and confirmed.

3.    This Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of New York without regard to its provisions governing conflict of law.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment 2007 to the Plan as set forth herein, the Board has caused this Amendment 2007 to be executed by the undersigned officer of the Company this 31 day of October 2007.

ENPIRION, INC.

By:	/s/ Ashraf Lotfi
Name: Ashraf Lotfi
Title: Chief Executive Officer